UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 13, 2021

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1000 Ballpark Way Suite 400
Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Michael Spanos

On November 13, 2021, Six Flags Entertainment Corporation (the “Company”) and Michael Spanos entered into an agreement and general release (the “Spanos Agreement”), pursuant to which Mr. Spanos stepped down as President and Chief Executive Officer of the Company, effective November 14, 2021, and resigned as a member of the Board of Directors of the Company (the “Board”), effective November 13, 2021. Subject to Mr. Spanos’s compliance with certain obligations under the Employment Agreement between Mr. Spanos and the Company, dated as of October 24, 2019, as amended by the Amendment No. 1 dated February 18, 2020, the Spanos Agreement provides that Mr. Spanos is entitled to receive, among other things, (1) payment of a pro rata portion of his 2021 annual bonus in accordance with the Company’s procedures for the payment executive bonuses; (2) payment of one year’s base salary and target bonus within 60 days of November 14, 2021; and (3) accelerated vesting of certain outstanding unvested equity awards held by Mr. Spanos. The Spanos Agreement also contains a release of claims against the Company and its affiliates.

The foregoing description of the Spanos Agreement does not purport to be complete and is qualified in its entirety by the full text of the Spanos Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Appointment of Selim A. Bassoul as President and Chief Executive Officer

On November 14, 2021, the Company appointed Selim A. Bassoul as President and Chief Executive Officer of the Company.

Mr. Bassoul, age 64, has served as a director of the Company since February 2020 and served as non-executive Chairperson of the Board from February 2021 to November 14, 2021. Prior to joining the Company, Mr. Bassoul served as Chairman (from 2004 to 2019), President and Chief Executive Officer (from 2001 to 2019) of The Middleby Corporation, a manufacturer of food service and processing equipment. Mr. Bassoul previously served on the boards of Confluence Outdoor, Piper Aircraft, Inc., and Scientific Protein Laboratories LLC.

There are no arrangements or understandings between Mr. Bassoul and any other person pursuant to which Mr. Bassoul was appointed as President and Chief Executive Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Bassoul.

Employment Agreement with Selim A. Bassoul

In connection with his appointment as President and Chief Executive Officer of the Company, the Company entered into an employment agreement with Mr. Bassoul (the “Employment Agreement”) dated November 14, 2021 (the “Bassoul Effective Date”). The Employment Agreement provides for a term that commences on the Bassoul Effective Date and terminates on December 31, 2024, unless the relationship is extended by mutual agreement or earlier terminated in accordance with the terms of the Bassoul Employment Agreement. The Employment Agreement provides for, among other things, an annualized base salary equal to $1,550,000 and, beginning in fiscal year 2022, a target annual bonus opportunity of 150% of annualized base salary, with payment ranging between 0% and 300% of annualized base salary, subject to the attainment of certain performance goals. For fiscal year 2021, Mr. Bassoul’s annual bonus will be determined in the discretion of the Board. In addition, Mr. Bassoul is entitled to a relocation allowance of up to $165,000, in accordance with the Company’s policies.

Pursuant to the Employment Agreement, Mr. Bassoul will purchase an aggregate of $10,000,000 of Company common stock in open market purchases. Such purchases shall occur during the period commencing on the second trading day following the date of the Employment Agreement and terminating 30 calendar days following such date. If the Company determines that Mr. Bassoul is unable to consummate such purchases of Company common stock during such period, Mr. Bassoul shall complete such purchases as soon as practicable following confirmation from the Company that Mr. Bassoul may resume such purchases.

Additionally, effective as of November 15, 2021, (1) Mr. Bassoul will be granted 246,426 restricted stock units (“RSUs”) that will vest in full on the third anniversary of the grant date (subject to Mr. Bassoul’s continued employment with the Company) or on an earlier termination of Mr. Bassoul’s employment by the Company without Cause, by Mr. Bassoul for Good Reason or due to Mr. Bassoul’s death or Disability (each, as defined in the Employment Agreement), and (2) Mr. Bassoul will be granted an award of performance stock units (“PSUs”) denominated in shares of Company common stock, with a target opportunity of 50,000 PSUs and a maximum opportunity of 1,200,000 PSUs, with performance determined over a three-year period based on Adjusted EBITDA for the 2022, 2023 and 2024 calendar years ranging from $560,000,000 to $710,000,000, Guest Satisfaction and ESG Achievement metrics (each, as defined in the applicable PSU award agreement appended to the Employment Agreement). Upon a termination of Mr. Bassoul’s employment by the Company without Cause, by Mr. Bassoul for Good Reason or due to Mr. Bassoul’s death or Disability, Mr. Bassoul will be entitled to receive settlement of any previously earned PSUs and, in the event such termination of employment occurs on or after July 1st of any year during the performance period, any PSUs that become earned in the year of such termination.

Under the Employment Agreement, if Mr. Bassoul’s employment is terminated by the Company without Cause or due to Mr. Bassoul’s resignation for Good Reason, subject to Mr. Bassoul’s compliance with certain restrictive covenants (as described below) and so long as he has signed and has not revoked a release agreement, Mr. Bassoul will be entitled to the following payments and benefits, in addition to accrued amounts: (1) a lump sum cash payment equal to two times the sum of Mr. Bassoul’s base salary and target bonus, (2) any unpaid annual bonus for the year prior to the year of termination, (3) a pro-rata annual bonus for the year in which the termination occurs, based on actual performance and paid at the time bonuses are ordinarily paid, and (4) either (x) up to 18 months’ COBRA coverage at the active employee rate, and if Mr. Bassoul is still receiving COBRA coverage at the end of such 18-month period, a lump sum cash payment equal to the cost of such COBRA coverage for an additional six months, or (y) a lump sum cash payment equal to the cost of participation in the Company’s health plans at the active employee rate for 24 months. The amounts payable under the preceding clauses (1), (2) and (3) would also be paid in the event Mr. Bassoul’s employment terminates due to Disability, and such amounts payable under the preceding clauses (2) and (3) would also be payable in the event of Mr. Bassoul’s death. In addition, upon a termination of employment, Mr. Bassoul’s RSUs and PSUs would be treated as described above. Pursuant to the Employment Agreement, Mr. Bassoul is subject to standard restrictive covenants, including a perpetual confidentiality covenant, a non-competition covenant that applies during employment and for one year following termination of employment, and customer and employee non-solicitation and mutual non-disparagement covenants that each apply during employment and for two years following termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Appointment of Ben Baldanza as Non-Executive Chairperson of the Board

In connection with Mr. Bassoul’s appointment as President and Chief Executive Officer of the Company, Mr. Bassoul stepped down from his positions as non-executive Chairperson of the Board and as member of the Audit Committee and the Nominating and Corporate Governance Committee. On November 14, 2021, the Board elected Ben Baldanza, an independent member of the Board, as non-executive Chairperson of the Board.

Item 7.01	Regulation FD Disclosure.

On November 15, 2021, the Company issued a press release announcing these management and Board changes. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement and General Release, dated November 13, 2021 by and between Six Flags Entertainment Corporation and Michael Spanos

10.2	Employment Agreement, dated November 14, 2021 by and between Six Flags Entertainment Corporation and Selim A. Bassoul

99.1	Press Release of Six Flag Entertainment Corporation, dated November 15, 2021

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

By:	/s/ Laura W. Doerre
Name: Laura W. Doerre
Title: Executive Vice President, General Counsel & Chief Administrative Officer

Date: November 15, 2021